UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023 (April 17, 2023)

GUESS?, INC.

(Exact name of registrant as specified in its charter)

1-11893	Delaware	95-3679695
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Note Offering

On April 17, 2023, Guess?, Inc. (the “Company”) completed its previously announced separate, privately negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with a limited number of holders of its 2.00% convertible senior notes due 2024 (the “Existing Convertible Notes”) and certain other investors, in each case pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Exchange and Subscription Agreements, the Company exchanged approximately $184.9 million in aggregate principal amount of the Existing Convertible Notes for approximately $161.4 million in aggregate principal amount of new 3.75% convertible senior notes due 2028 (the “New Convertible Notes”) and an aggregate of approximately $33.3 million in cash, representing accrued and unpaid interest and other consideration on the Existing Convertible Notes (collectively, the “Exchange Transactions”). The Company also issued New Convertible Notes in a private placement (collectively, the “Subscription Transactions” and, together with the Exchange Transactions, the “Transactions”) for the issuance in the Transactions of $275.0 million in aggregate principal amount of New Convertible Notes.

Indenture

On April 17, 2023, in connection with the issuance of the New Convertible Notes, the Company entered into an indenture (the “Indenture”) with respect to the New Convertible Notes with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The New Convertible Notes are senior unsecured obligations of the Company and bear interest at an annual rate of 3.75% payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2023. The New Convertible Notes will mature on April 15, 2028, unless earlier repurchased or converted in accordance with their terms.

The New Convertible Notes are convertible in certain circumstances into cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at the Company’s election, at an initial conversion rate of 40.4858 shares per $1,000 principal amount of New Convertible Notes (which is equivalent to an initial conversion price of approximately $24.70 per share), subject to adjustment upon the occurrence of certain events (but will not be adjusted for any accrued and unpaid interest). Prior to November 15, 2027, the New Convertible Notes are convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the New Convertible Notes. Following certain corporate events described in the Indenture that occur prior to the maturity date, the conversion rate will be increased for a holder who elects to convert its New Convertible Notes in connection with such corporate event in certain circumstances.

The New Convertible Notes are not redeemable prior to maturity, and no sinking fund is provided for the New Convertible Notes.

If the Company undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders of the New Convertible Notes may require the Company to purchase for cash all or any portion of their New Convertible Notes. The fundamental change purchase price will be 100% of the principal amount of the New Convertible Notes to be purchased plus any accrued and unpaid interest up to but excluding the fundamental change purchase date.

The Indenture contains certain other customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding New Convertible Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the New Convertible Notes to be due and payable.

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The foregoing description of the Indenture and the New Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

On April 12, 2023, the Company entered into convertible note hedge transactions (the “Hedge Transactions”) with certain financial institutions (collectively, the “Option Counterparties”). The Hedge Transactions are expected to reduce the potential dilution with respect to the Company’s common stock upon conversion of the New Convertible Notes or offset any cash payment the Company is required to make in excess of the principal amount of converted New Convertible Notes.

The Hedge Transactions include call options covering, subject to anti-dilution adjustments substantially similar to those applicable to the New Convertible Notes, approximately 11.1 million shares of the Company’s common stock, which is equal to the number of shares of the Company’s common stock that will initially underlie the New Convertible Notes. Separately, the Company also entered into privately negotiated warrant transactions (the “Warrant Transactions”) with the Option Counterparties relating to, subject to anti-dilution adjustments, approximately 11.1 million shares of the Company’s common stock, with a strike price of approximately $41.80 per share. Such Warrant Transactions may have a dilutive effect with respect to the Company’s common stock to the extent that the market price per share of its common stock exceeds the strike price of the warrants. The Hedge Transactions and Warrant Transactions are separate transactions, entered into by the Company with the Option Counterparties, and are not part of the terms of the New Convertible Notes. Holders of the New Convertible Notes will not have any rights with respect to the Hedge Transactions or Warrant Transactions.

The Option Counterparties or their respective affiliates may enter into or unwind various over-the-counter derivatives and/or purchase or sell the Company’s common stock in open market and/or privately negotiated transactions prior to maturity of the New Convertible Notes, and are likely to do so during any observation period for the settlement of conversions of New Convertible Notes. This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the New Convertible Notes, which could affect the ability to convert the New Convertible Notes, and, to the extent the activity occurs during any observation period related to a conversion of New Convertible Notes, it could affect the number of shares and value of the consideration that will be received upon conversion of the New Convertible Notes.

The foregoing description of the Hedge Transactions and the Warrant Transactions does not purport to be complete and is qualified in its entirety by reference to the forms of the Call Option Confirmation and the Warrant Confirmation executed by the Company and each Option Counterparty on April 12, 2023, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The New Convertible Notes were sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the New Convertible Notes. Any shares of common stock that may be issued upon conversion of the New Convertible Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. The New Convertible Notes are initially convertible into a maximum of 14,473,663 shares of common stock, based on the initial maximum conversion rate of 52.6315 shares of common stock per $1,000 principal amount of the New Convertible Notes (which includes Additional Shares, if any, issuable in connection with a Make-Whole Fundamental Change), which is subject to customary anti-dilution adjustment provisions. The warrants were sold to the Option Counterparties in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act. The warrants are exercisable with respect to a maximum of 22,267,190 shares of common stock. Additional information pertaining to the New Convertible Notes, the shares of common stock issuable upon conversion of the New Convertible Notes and the warrants is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 17, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee (including form of 3.75% Convertible Senior Notes due 2028).

10.1	Form of Call Option Confirmation between the Company and each Option Counterparty.

10.2	Form of Warrant Confirmation between the Company and each Option Counterparty.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2023	GUESS?, INC.

	By:	/s/ Dennis Secor

Dennis Secor
Interim Chief Financial Officer

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